FOR:                       BENTLEY PHARMACEUTICALS, INC.            EXHIBIT 99.1


                                                           FOR IMMEDIATE RELEASE

         NORTH HAMPTON, NH, Dec. 23 - Bentley Pharmaceutical,  Inc. (AMEX: BNT),

a drug delivery company and international  manufacturer,  marketer,  distributor and  developer of  pharmaceutical  products,  announced  today that its Board of

Directors has adopted a Stockholder Rights Plan. The Plan is designed to prevent a  potential  acquirer  from  gaining  control  of the  company  without  fairly compensating  all of the company's  stockholders and to protect the company from unfair or coercive  takeover  attempts.  The Plan was not adopted in response to any specific effort to acquire the company.


         James R.  Murphy,  Chairman and CEO of Bentley  Pharmaceuticals,  said,

"The Board of  Directors  adopted the Rights  Plan to ensure that the  company's stockholders  receive fair treatment in the event the company becomes a takeover target. The Board is neither encouraging nor discouraging  potential  acquirers,

but is acting to mitigate the  possibility of a takeover that does not recognize the  full  value  of the  company.  The  Plan  is not  intended  to  prevent  an acquisition  of  the  company  if  the  terms  are  favorable  and  fair  to all stockholders.  Bentley has made significant  progress with respect to developing its drug delivery  technology that it acquired earlier this year. The company is

in  discussions   with  potential   licensees  of  its  technologies  and  these

discussions  will be  advanced  in the  coming  year.  Management  and the Board believe that the market has yet to recognize  the  potential of this  technology and the significance of the company's accomplishments this year."


         The Board of Directors  approved the declaration of the dividend of one right for each  outstanding  share of the  company's  common stock on the record date  of  December  27,  1999.  Each of the  rights,  which  are  not  currently exercisable,  entitles the holder to purchase one  one-

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thousandth of a share of Series A Junior  Participating  Preferred  Stock at an

exercise price of $16.50.  Until  exercisable, the rights are represented by and traded with the company's common stock and no separate certificates for the rights will be issued.


         In general,  the rights will become  exercisable  only if any person or group of affiliated persons beneficially acquire(s) 15% or more of the company's common stock.  Under certain  circumstances,  each holder of a right (other than the person or group who acquired 15% or more of the  company's  common stock) is entitled to purchase a defined number of shares of the company's common stock at

50% of the market price for the common stock at the time that the right  becomes exercisable. The rights may be redeemed by the company for $.001 per right prior to the acquisition of ownership of 15% or more of the company's common stock and the rights will expire on December  21,  2004.  The rights  distribution  is not taxable to stockholders. As soon as practicable after the record date, a summary of the Plan will be mailed to each stockholder of record on the record date. The company's  Rights  Plan  is  similar  to  those  adopted  by many  other  public companies, including pharmaceutical companies.



         Bentley  Pharmaceuticals,  Inc. is a drug delivery  company  focused on improving the  absorption of a wide range of drugs through its new drug delivery technologies which is intends to commercialize through licensing  collaborations in the U.S. and other major markets.  Bentley manufacturers and markets products in Europe and collaborates with others to distribute its products in Asia, North

Africa,   and   Central   America   for   the   treatment   of   cardiovascular,

gastrointestinal,  neurological and infectious  diseases.


Safe Harbor Statement
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: The statements which are not historical facts contained in this press release are forward-looking statements that involve certain risks and uncertainties including but not limited to risks associated with the uncertainity of future financial results, additional financing requirement, the ability to find effective market distribution channels, development of new products, regulatory

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approval   processes,   the  impact  of   competitive   products   or   pricing,
unpredictability of patent protection, technological changes, the effect of economic conditions and other uncertainties detailed in the Company's filings with the Securities and Exchange Commission.

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